
<ARTICLE>                     5
<LEGEND>
               This schedule  contains  restated summary  financial  information extracted  from the unaudited  condensed  consolidated  financial statements  included  in the  registrant's  Form  10-Q/A  for the period ended September 30, 1998 and is qualified  in its entirety by reference to such Form 10-Q/A.
</LEGEND>
<CIK>                         0001016439
<NAME>                        Intelligroup, Inc.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   9-mos
<FISCAL-YEAR-END>                              Dec-31-1998
<PERIOD-START>                                 Jan-01-1998
<PERIOD-END>                                   Sep-30-1998
<EXCHANGE-RATE>                                1
<CASH>                                         5,439
<SECURITIES>                                   0
<RECEIVABLES>                                  23,572
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               45,437
<PP&E>                                         7,186
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 57,967
<CURRENT-LIABILITIES>                          14,826
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       127
<OTHER-SE>                                     42,916
<TOTAL-LIABILITY-AND-EQUITY>                   57,967
<SALES>                                        98,527
<TOTAL-REVENUES>                               98,527
<CGS>                                          63,554
<TOTAL-COSTS>                                  63,554
<OTHER-EXPENSES>                               25,495
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             (196)
<INCOME-PRETAX>                                9,674
<INCOME-TAX>                                   2,909
<INCOME-CONTINUING>                            6,765
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   6,765
<EPS-PRIMARY>                                  0.54 <F1>
<EPS-DILUTED>                                  0.52 <F2>

<F1>      This amount represents Basic Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share".

<F2>      This amount  represents  Diluted Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share".

